UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2008

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Acadia Realty Trust (“Acadia” or the “Company”) is filing this Current Report on Form 8-K to (i) provide details on recent developments related to one of its mezzanine investments and (ii) provide details on its announcement on December 18, 2008 of a special dividend.

Item 2.06. Material Impairments.

On December 15, 2008, Acadia completed a review of its preferred equity and mezzanine investment program. As a result of this review, the Company is providing an impairment charge of $4.4 million against one of its mezzanine investments, a description of which is detailed below. The Company determined this charge was required on December 15, 2008.

During 2004, Acadia provided a $3.0 million mezzanine loan to help fund a redevelopment project of the retail complexes associated with seven public rest stops along the toll roads in and around Chicago, Illinois (the “Project”). This investment included a right of first offer to acquire an ownership interest in the Project. As a result of economic conditions, including the current disruption in the credit markets, the owner has experienced difficulty in stabilizing and refinancing the Project. The owner is currently in default under the first mortgage loan, but has entered into a standstill agreement with the first mortgage lender, as well as with the Company. While Acadia has been engaged in discussions with the owner and the first mortgage lender to restructure the debt and provide a portion of the additional capital required to stabilize the Project, these discussions have not, to date, resulted in a successful resolution. Accordingly, the Company is providing an impairment charge equal to 100% of its original mezzanine loan and the related accrued interest aggregating $4.4 million, or approximately $0.13 per share.

As of September 30, 2008, Acadia’s preferred equity investments, notes receivable and accrued interest thereon aggregated $133.9 million. Of this amount, $85.3 million represents investments collateralized by a senior preferred equity interest in a portfolio of 23 properties located primarily in Georgetown, Washington D.C. and by an assignment of the ownership interests in a mixed-use retail and residential development at 72nd Street and Broadway on the Upper West Side of Manhattan. Of the remaining $44.2 million (net of the $4.4 million reserve), $27.3 million represents first mortgage loans. Based on management’s review of the underlying collateral and security of the preferred equity and mezzanine portfolio, it has determined that no additional reserves are currently required.

Item 7.01     Regulation FD Disclosure.

As a result of the impairment charge noted in Item 2.06 above, the Company is revising its projected 2008 annual funds from operations (“FFO”) to a range of $1.17 to $1.22 per share. Excluding this asset impairment, the Company’s projected FFO would have been consistent with its previous FFO guidance of $1.30 to $1.35 per share. Earnings per share (“EPS”) is currently projected to range from $0.92 to $1.02, compared with the previous forecast of $1.05 to $1.15.

Certain matters in this Form 8-K may constitute forward-looking statements within the meaning of the federal securities laws, including statements relating to our future financial results, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the possibility of additional defaults by borrowers in connection with the Company’s preferred equity and mezzanine loan portfolio and  those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Risk Factors” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 29, 2008 (the “Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the Company’s reliance on revenues derived from major tenants; (ii) the Company’s limited control over joint venture investments; (iii) the Company’s partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates; (vi) leverage; (vii) liability for environmental matters;(viii) the Company’s growth strategy; (ix) the Company’s status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Item 8.01     Other Events.

On December 18, 2008, Acadia issued a press release announcing the declaration of a special dividend. Acadia’s Board of Trustees declared a special dividend payable to holders of its Common Shares of approximately $0.55 per share, or $18,000,000 in the aggregate.

The special dividend, which is associated with taxable gains for 2008 arising from property dispositions, is payable on January 30, 2009, to shareholders of record on December 31, 2008, and Acadia’s Common Shares will begin trading “ex-dividend” on December 29, 2008.

The special dividend will be payable in cash, Common Shares or in any combination of cash and Common Shares. Subject to Acadia’s right to pay the entire dividend in cash, shareholders will have the option to make an election to receive payment in cash or in Common Shares, however, the aggregate amount of cash payable to shareholders, other than cash payable in lieu of fractional shares, will not exceed $1,800,000. For shareholders who do not make an election, Acadia reserves the right to pay the dividend in the form of cash, Common Shares or any combination of cash and Common Shares, in its sole discretion. As noted above, Acadia reserves the right, in its sole discretion, to pay the entire dividend in cash.

Acadia expects the special dividend to be a taxable dividend to its shareholders, without regard to whether a particular shareholder receives the dividend in the form of cash or shares. It therefore allows Acadia to avoid corporate-level income and excise taxes for 2008, preserving cash for other corporate purposes.

The number of shares issued in the special dividend will be calculated based on the average of the volume weighted trading price per share of Acadia’s Common Shares on the New York Stock Exchange on January 16 and 20, 2009.

A prospectus and election form will be filed with the Securities and Exchange Commission and will be mailed to shareholders of record promptly after December 31, 2008. The prospectus will describe in more detail the terms of the special dividend, including the ability of shareholders to elect to receive the special dividend in the form of cash or Acadia’s Common Shares, and a limitation on the aggregate amount of cash to be included in the special dividend as well as Acadia’s option to change the method of payment. The cash or share election must be exercised and received by Acadia’s transfer agent prior to 5:00 p.m. (EST) on January 16, 2008. Acadia reserves the right, in its sole discretion, to cancel the share election and pay the entire special dividend in cash.

Registered shareholders with questions regarding the special dividend may call American Stock Transfer & Trust Company, LLC, Acadia’s transfer agent, toll-free at 1-800-937-5449. If Common Shares are held through a bank, broker or nominee, and shareholders have questions regarding the special dividend; please contact such bank, broker or nominee, who will also be responsible for communicating to you the election information and submitting the election form on your behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date:	December 19, 2008	By:	/s/ Michael Nelsen
			Name:	Michael Nelsen
			Title:	Sr. Vice President and Chief Financial Officer